Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2024 Results

Full Year Revenues of $1,883 million, up 11% year-over-year

Full Year GAAP Net Income of $502 million, representing 27% of total revenues, or $8.92 per diluted share

Full Year Adjusted EBITDA of $775 million, representing 41% of total revenues

Fourth Quarter Revenues of $494 million, up 14% year-over-year

OKLAHOMA CITY – February 12, 2025 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and year ended December 31, 2024.

“Throughout the year we executed our plan of providing world-class service, solution automation and client ROI achievement, which empowered us to deliver better than expected results to close out the year,” said Paycom founder, CEO and chairman, Chad Richison. “Our solution remains the most automated on the market and is delivering strong ROI for our clients. Our automated value proposition and go-to-market strategy enabled our salesforce to continue to set records as we welcomed new clients onto our platform.”

Financial Highlights for the Fourth Quarter of 2024

Total Revenues of $493.8 million represented a 13.6% increase compared to total revenues of $434.6 million in the same period last year. Recurring and other revenues of $464.8 million increased 14.5% from the comparable prior year period and constituted 94.1% of total revenues.

GAAP Net Income was $113.6 million, or $2.02 per diluted share, compared to GAAP net income of $81.8 million, or $1.43 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $130.1 million, or $2.32 per diluted share, compared to $110.2 million, or $1.93 per diluted share, in the same period last year.

Adjusted EBITDA1 was $214.9 million, compared to $176.6 million in the same period last year.

Cash and Cash Equivalents were $402.0 million as of December 31, 2024, compared to $294.0 million as of December 31, 2023. During the quarter ended December 31, 2024, Paycom paid $21.1 million in cash dividends and repurchased 31,824 shares of common stock for $7.3 million, in the aggregate.

Total Debt was $0 as of December 31, 2024 and December 31, 2023.

Financial Highlights for the Full Year 2024

Total Revenues of $1,883.2 million represented a 11.2% increase compared to total revenues of $1,693.7 million last year. Recurring and other revenues of $1,758.3 million increased 10.9% from last year and constituted 93.4% of total revenues.

GAAP Net Income was $502.0 million, or $8.92 per diluted share, compared to GAAP net income of $340.8 million, or $5.88 per diluted share, last year.

Non-GAAP Net Income1 was $462.0 million, or $8.21 per diluted share, compared to $449.5 million, or $7.75 per diluted share, last year.

Adjusted EBITDA1 was $775.4 million, compared to $719.3 million last year.

1Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Business Highlights

Paycom received several awards in 2024 including being named one of the World’s Best Companies by Time magazine and a USA Today Top Workplace USA winner, and earning a top HR Product of the Year award for its automated time-off request tool, GONE®, by Human Resource Executive magazine.

Client count on a parent company grouping basis, as of December 31, 2024, was 19,422, relatively flat compared to the prior year.

Total client count as of December 31, 2024, on a taxpayer identification number or client code basis, was 37,543, up 2% from the prior year.

Annual revenue retention rate for the year ended December 31, 2024 was 90%, consistent with the prior year.

Paycom stored data for over 7.0 million persons employed by its clients during the year ended December 31, 2024, up 3% from the prior year.

In January 2025, Paycom opened three new sales offices located in Raleigh, North Carolina; Los Angeles, California; and Providence, Rhode Island.

Financial Outlook

Paycom provides the following expected financial guidance for the year ending December 31, 2025.

Total revenue in the range of $2.015 billion to $2.035 billion, or approximately 8% at the midpoint.

Recurring and other revenue growth of approximately 9% year over year.

Interest on funds held for clients of approximately $110 million.

Adjusted EBITDA in the range of $820 million to $840 million, or approximately 41% at the midpoint.

We have not reconciled the forward-looking adjusted EBITDA ranges and adjusted EBITDA margin presented above and discussed on the teleconference call to net income, nor the forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin and non-GAAP effective income tax rate. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, (viii) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments, (ix) free cash flow as net cash provided by operating activities less purchases of intangible assets and purchases of property and equipment (which we also refer to as “capital expenditures” or “cap ex”), and (x) free cash flow margin as free cash flow (calculated as described in clause (ix)) divided by total revenues. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, paying dividends, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses, total research and development costs and GAAP effective income tax rate. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies, and other companies may not calculate such measures in the same manner as we do.

Conference Call Details

In conjunction with this announcement, Paycom will host a conference call today, February 12, 2025, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and provide 269198 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For over 25 years, Paycom Software, Inc. (NYSE: PAYC) has simplified business and employees’ lives through easy-to-use HR and payroll technology to empower transparency through direct access to their data. From onboarding and benefits enrollment to talent management and more, Paycom’s employee-first technology leverages full-solution automation to streamline processes, drive efficiencies and give employees power over their own HR information, all in a single app. Paycom’s single database combines all HR and payroll data in one place, providing a seamless and accurate experience without the errors and inefficiencies associated with integrating multiple systems. Recognized nationally for its technology and workplace culture, Paycom serves businesses of all sizes in the U.S. and internationally.

Financial Presentation

For the year ended December 31, 2024, we changed the presentation of revenues on the consolidated statements of comprehensive income to disaggregate interest on funds held for clients and combine recurring and other revenues. Prior period amounts have been conformed to this presentation. The change in presentation of revenue did not have a material impact on previously reported amounts or change total revenues.

In the fourth quarter of 2024, we adopted the presentation of dollar amounts in millions, except amounts per share. As a result, amounts presented for prior periods may differ immaterially from previous filings and some amounts may not add due to rounding. All percentages have been calculated using unrounded amounts.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; competition; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the return on investment for users of our solution; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how the performance of certain of our offerings is sensitive to changes in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Unaudited Consolidated Balance Sheets

(in millions, except per share amounts)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$402.0	$294.0
Accounts receivable	39.2	16.4
Prepaid expenses	44.4	37.6
Inventory	1.4	1.4
Income tax receivable	11.9	18.4
Deferred contract costs	140.4	118.2
Current assets before funds held for clients	639.3	486.0
Funds held for clients	3,665.5	2,327.4
Total current assets	4,304.8	2,813.4
Property and equipment, net	561.4	498.2
Intangible assets, net	46.2	50.1
Goodwill	51.9	51.9
Long-term deferred contract costs	783.6	680.3
Operating lease right-of-use assets	80.6	73.8
Other assets	31.4	29.8
Total assets	$5,859.9	$4,197.5
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23.9	$13.9
Accrued commissions and bonuses	33.0	30.5
Accrued payroll and vacation	59.0	56.1
Deferred revenue	30.0	22.8
Operating lease liabilities	20.4	19.2
Accrued expenses and other current liabilities	74.8	64.0
Current liabilities before client funds obligation	241.1	206.5
Client funds obligation	3,665.7	2,328.1
Total current liabilities	3,906.8	2,534.6
Deferred income tax liabilities, net	149.7	143.8
Long-term deferred revenue	114.6	107.7
Long-term operating lease liabilities	63.0	56.7
Other long-term liabilities	49.9	51.7
Total long-term liabilities	377.2	359.9
Total liabilities	4,284.0	2,894.5
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100 shares authorized, 63.0 and 62.7 shares issued at December 31, 2024 and December 31, 2023, respectively; 55.9 and 56.5 shares outstanding at December 31, 2024 and December 31, 2023, respectively)	0.6	0.6
Additional paid-in capital	724.8	724.4
Retained earnings	1,887.5	1,470.0
Accumulated other comprehensive earnings (loss)	(0.6)	(1.0)
Treasury stock, at cost (7.1 and 6.1 shares at December 31, 2024 and December 31, 2023, respectively)	(1,036.4)	(891.0)
Total stockholders’ equity	1,575.9	1,303.0
Total liabilities and stockholders’ equity	$5,859.9	$4,197.5

Paycom Software, Inc.

Unaudited Consolidated Statements of Comprehensive Income

(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Recurring and other	$464.8	$406.1	$1,758.3	$1,585.7
Interest on funds held for clients	29.0	28.5	124.9	108.0
Total revenues	493.8	434.6	1,883.2	1,693.7
Cost of revenues
Operating expenses	65.3	60.4	267.4	223.7
Depreciation and amortization	18.3	14.3	67.2	52.6
Total cost of revenues	83.6	74.7	334.6	276.3
Administrative expenses
Sales and marketing	107.5	106.4	434.4	417.6
Research and development	66.7	55.3	242.6	199.0
General and administrative	66.0	74.8	158.6	288.1
Depreciation and amortization	21.5	16.7	78.7	61.4
Total administrative expenses	261.7	253.2	914.3	966.1
Total operating expenses	345.3	327.9	1,248.9	1,242.4
Operating income	148.5	106.7	634.3	451.3
Interest expense	(1.0)	(0.3)	(3.4)	(1.9)
Other income (expense), net	4.0	5.5	18.1	23.0
Income before income taxes	151.5	111.9	649.0	472.4
Provision for income taxes	37.9	30.1	147.0	131.6
Net income	$113.6	$81.8	$502.0	$340.8
Earnings per share, basic	$2.03	$1.43	$8.93	$5.91
Earnings per share, diluted	$2.02	$1.43	$8.92	$5.88
Weighted average shares outstanding:
Basic	55.9	57.2	56.2	57.7
Diluted	56.2	57.2	56.3	58.0
Comprehensive earnings:
Net income	$113.6	$81.8	$502.0	$340.8
Unrealized net gains (losses) on available-for-sale securities	(0.3)	1.5	1.0	3.5
Tax effect	(0.2)	(0.4)	(0.6)	(0.8)
Other comprehensive income (loss), net of tax	(0.5)	1.1	0.4	2.7
Comprehensive earnings:	$113.1	$82.9	$502.4	$343.5

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in millions)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$502.0	$340.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	145.9	113.9
Accretion of discount on available-for-sale securities	(0.1)	(0.5)
Non-cash marketing expense	1.6	1.7
Amortization of debt issuance costs	1.1	1.2
Stock-based compensation expense	(22.9)	129.8
Loss on extinguishment of debt	—	1.2
Deferred income taxes, net	5.8	2.6
Other	(0.5)	0.1
Changes in operating assets and liabilities:
Accounts receivable	(22.8)	6.4
Prepaid expenses	(6.7)	(6.6)
Inventory	—	0.2
Other assets	(2.7)	(9.6)
Deferred contract costs	(120.0)	(127.7)
Accounts payable	9.1	(5.2)
Income taxes, net	6.5	(12.8)
Accrued commissions and bonuses	2.5	2.1
Accrued payroll and vacation	2.9	11.1
Deferred revenue	14.1	13.1
Net change in operating right-of-use assets and operating lease liabilities	0.7	1.0
Accrued expenses and other current liabilities	17.4	22.2
Net cash provided by operating activities	533.9	485.0
Cash flows from investing activities
Purchases of investments from funds held for clients	(24.9)	(25.0)
Proceeds from investments from funds held for clients	200.0	25.0
Purchases of intangible assets	(4.4)	(4.2)
Purchases of property and equipment	(192.9)	(192.6)
Proceeds from sale of property and equipment	—	0.1
Net cash used in investing activities	(22.2)	(196.7)
Cash flows from financing activities
Repurchases of common stock	(122.8)	(286.6)
Withholding taxes paid related to net share settlements	(21.7)	(13.9)
Payments on long-term debt	—	(29.0)
Dividends paid	(84.8)	(64.8)
Net change in client funds obligation	1,337.6	120.4
Payment of debt issuance costs	—	(0.7)
Net cash provided by (used in) financing activities	1,108.3	(274.6)
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	1,620.0	13.7
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,422.8	2,409.1
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$4,042.8	$2,422.8

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows, continued

(in millions)

	Year Ended December 31,
	2024	2023
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$402.0	$294.0
Restricted cash included in funds held for clients	3,640.8	2,128.8
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$4,042.8	$2,422.8

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$2.0	$1.0
Cash paid for income taxes	$136.9	$139.9
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$3.9	$9.0
Stock-based compensation for capitalized software	$17.5	$14.7
Right of use assets obtained in exchange for operating lease liabilities	$25.1	$50.3

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income to adjusted EBITDA:
Net income	$113.6	$81.8	$502.0	$340.8
Interest expense	1.0	0.3	3.4	1.9
Provision for income taxes	37.9	30.1	147.0	131.6
Depreciation and amortization	39.8	31.0	145.9	114.0
EBITDA	192.3	143.2	798.3	588.3
Non-cash stock-based compensation expense	22.6	33.4	(22.9)	129.8
Loss on extinguishment of debt	—	—	—	1.2
Adjusted EBITDA	$214.9	$176.6	$775.4	$719.3
Net income margin	23.0%	18.8%	26.7%	20.1%
Adjusted EBITDA margin	43.5%	40.6%	41.2%	42.5%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income to non-GAAP net income:
Net income	$113.6	$81.8	$502.0	$340.8
Non-cash stock-based compensation expense	22.6	33.4	(22.9)	129.8
Loss on extinguishment of debt	—	—	—	1.2
Income tax effect on non-GAAP adjustments	(6.1)	(5.0)	(17.1)	(22.3)
Non-GAAP net income	$130.1	$110.2	$462.0	$449.5

Weighted average shares outstanding:
Basic	55.9	57.2	56.2	57.7
Diluted	56.2	57.2	56.3	58.0

Earnings per share, basic	$2.03	$1.43	$8.93	$5.91
Earnings per share, diluted	$2.02	$1.43	$8.92	$5.88
Non-GAAP net income per share, basic	$2.33	$1.93	$8.22	$7.79
Non-GAAP net income per share, diluted	$2.32	$1.93	$8.21	$7.75

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$2.03	$1.43	$8.93	$5.91
Non-cash stock-based compensation expense	0.41	0.58	(0.41)	2.25
Loss on extinguishment of debt	—	—	—	0.02
Income tax effect on non-GAAP adjustments	(0.11)	(0.08)	(0.30)	(0.39)
Non-GAAP net income per share, basic	$2.33	$1.93	$8.22	$7.79

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$2.02	$1.43	$8.92	$5.88
Non-cash stock-based compensation expense	0.40	0.58	(0.41)	2.24
Loss on extinguishment of debt	—	—	—	0.02
Income tax effect on non-GAAP adjustments	(0.10)	(0.08)	(0.30)	(0.39)
Non-GAAP net income per share, diluted	$2.32	$1.93	$8.21	$7.75

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted gross profit:
Total revenues	$493.8	$434.6	$1,883.2	$1,693.7
Less: Total cost of revenues	(83.6)	(74.7)	(334.6)	(276.3)
Total gross profit	410.2	359.9	1,548.6	1,417.4
Plus: Non-cash stock-based compensation expense	2.4	2.0	13.5	10.6
Total adjusted gross profit	$412.6	$361.9	$1,562.1	$1,428.0
Gross margin	83.1%	82.8%	82.2%	83.7%
Adjusted gross margin	83.6%	83.3%	83.0%	84.3%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted sales and marketing expenses:
Sales and marketing expenses	$107.5	$106.4	$434.4	$417.6
Less: Non-cash stock-based compensation expense	(5.4)	(5.5)	(19.0)	(23.9)
Adjusted sales and marketing expenses	$102.1	$100.9	$415.4	$393.7

Total revenues	$493.8	$434.6	$1,883.2	$1,693.7
Sales and marketing expenses as a % of revenues	21.8%	24.5%	23.1%	24.7%
Adjusted sales and marketing expenses as a % of revenues	20.7%	23.2%	22.1%	23.2%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted total administrative expenses:
Total administrative expenses	$261.7	$253.2	$914.3	$966.1
Less: Non-cash stock-based compensation expense	(20.2)	(31.4)	36.4	(119.2)
Adjusted total administrative expenses	$241.5	$221.8	$950.7	$846.9

Total revenues	$493.8	$434.6	$1,883.2	$1,693.7
Total administrative expenses as a % of revenues	53.0%	58.3%	48.6%	57.0%
Adjusted total administrative expenses as a % of revenues	48.9%	51.0%	50.5%	50.0%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted research and development expenses:
Research and development expenses	$66.7	$55.3	$242.6	$199.0
Less: Non-cash stock-based compensation expense	(5.6)	(4.8)	(26.3)	(22.3)
Adjusted research and development expenses	$61.1	$50.5	$216.3	$176.7

Total revenues	$493.8	$434.6	$1,883.2	$1,693.7
Research and development expenses as a % of revenues	13.5%	12.7%	12.9%	11.7%
Adjusted research and development expenses as a % of revenues	12.4%	11.6%	11.5%	10.4%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total research and development costs:
Capitalized research and development costs	$31.3	$25.9	$125.7	$96.7
Research and development expenses	66.7	55.3	242.6	199.0
Total research and development costs	$98.0	$81.2	$368.3	$295.7

Total revenues	$493.8	$434.6	$1,883.2	$1,693.7
Total research and development costs as a % of revenues	19.8%	18.7%	19.6%	17.5%

Adjusted total research and development costs:
Total research and development costs	$98.0	$81.2	$368.3	$295.7
Less: Capitalized non-cash stock-based compensation	(3.7)	(3.1)	(17.5)	(14.6)
Less: Non-cash stock-based compensation expense	(5.6)	(4.8)	(26.3)	(22.3)
Adjusted total research and development costs	$88.7	$73.3	$324.5	$258.8

Total revenues	$493.8	$434.6	$1,883.2	$1,693.7
Adjusted total research and development costs as a % of revenues	18.0%	16.9%	17.2%	15.3%

	Year Ended December 31,
	2024	2023
Free cash flow and free cash flow margin:
Net cash provided by operating activities	$533.9	$485.0
Purchases of property and equipment	(192.9)	(192.6)
Purchases of intangible assets	(4.4)	(4.2)
Free cash flow	$336.6	$288.2
Operating cash flow margin	28.4%	28.6%
Free cash flow margin	17.9%	17.0%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Non-cash stock-based compensation expense:
Operating expenses	$2.4	$2.0	$13.5	$10.6
Sales and marketing	5.4	5.5	19.0	23.9
Research and development	5.6	4.8	26.3	22.3
General and administrative	9.2	21.1	(81.7)	73.0
Total non-cash stock-based compensation expense	$22.6	$33.4	$(22.9)	$129.8

Paycom Software, Inc.

Unaudited Revenue by Quarter

(in millions)

For the year ended December 31, 2024, we changed the presentation of revenues on the consolidated statements of comprehensive income to disaggregate interest on funds held for clients and combine recurring and other revenues. The table below provides 2024 quarterly revenue amounts conforming to this presentation. The change in presentation of revenue did not have a material impact on previously reported amounts or change total revenues.

	Three Months Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Revenues
Recurring and other	$466.0	$405.5	$421.8	$464.8	$1,758.3
Interest on funds held for clients	33.9	32.0	30.1	29.0	124.9
Total revenues	$499.9	$437.5	$451.9	$493.8	$1,883.2

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.